Exhibit 99.1

Citizens Community Bancorp, Inc. Raises Annual Cash Dividend 33% to $0.16 Per Share

Eau Claire, WI, February 27, 2017 -- Citizens Community Bancorp, Inc. (the "Company") (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank”), today announced that its Board of Directors increased the annual cash dividend 33% to $0.16 per share, over the annual dividend paid to holders of common stock in 2016. The dividend will be payable on March 23, 2017, to shareholders of record on March 9, 2017.
“Our financial results continue to improve and are providing support for this increase in our annual cash dividend. We remain committed to providing an attractive return to our shareholders,” said Stephen M. Bianchi, President and Chief Executive Officer. The current dividend equates to a yield of 1.26% on an annualized basis, reflecting the stock price of $12.65 per share at the close of the market on February 23, 2017.
On January 30, 2017, Citizens Community Bancorp, Inc. reported fiscal first quarter GAAP earnings increased 11% to $940,000, or $0.18 per diluted share, compared to $847,000, or $0.16 per diluted share, one year earlier.
About Citizens Community Bancorp, Inc.
Citizens Community Federal N.A., a wholly owned subsidiary of Citizens Community Bancorp, Inc., is a full-service national bank based in Altoona, Wisconsin, serving more than 50,000 customers in Wisconsin, Minnesota and Michigan through 16 branch locations. The Company’s stock trades on the NASDAQ Global Market under the symbol “CZWI.”
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to consumer demand for the Bank’s products and services; the Bank’s ability to maintain current deposit and loan levels at current interest rates; competitive and technological developments; deteriorating credit quality, including changes in the interest rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; the Bank’s ability to maintain required capital levels and adequate sources of funding and liquidity; maintaining capital requirements may limit the Bank’s operations and potential growth; changes and trends in capital markets; competitive pressures among depository institutions; effects of critical accounting estimates and judgments; changes in accounting policies or procedures as may be required by the

Financial Accounting Standards Board (FASB) or other regulatory agencies overseeing the Bank; the Bank’s ability to implement its cost-savings and revenue enhancement initiatives, including costs associated with its branch consolidation and new market branch growth initiatives; legislative or regulatory changes or actions or significant litigation adversely affecting the Bank; fluctuation of the Company’s stock price; the Bank's ability to attract and retain key personnel; the Bank's ability to secure confidential information through the use of computer systems and telecommunications networks; and the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2016 filed with the Securities and Exchange Commission on December 29, 2016. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.
Contact: Stephen M. Bianchi
715-836-9994